UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2023

Date of Report (date of earliest event reported)

GIGCAPITAL5, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcardero Rd., Suite 200
Palo Alto, CA 94303
(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIA	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 26, 2022, the Company issued a non-convertible unsecured promissory note to GigAcquisitions5, LLC, a Delaware limited liability company (the “Sponsor”), which was subsequently amended and restated on October 26, 2022, November 28, 2022, December 27, 2022, January 25, 2023, February 27, 2023, and March 28, 2023 (the “Extension Note”), for a collective principal amount of $1,060,000.00. On April 27, 2023, the Company further amended and restated the Extension Note (the “Seventh Restated Extension Note”) to reflect an additional principal amount of $100,000 extended by the Sponsor to the Company for a collective principal amount under the Seventh Restated Extension Note of $1,160,000. The Sponsor deposited the additional principal amount of $100,000 into the Trust Account with Continental Stock Transfer and Trust Company. The Seventh Restated Extension Note was issued in connection with the extension of the business combination period from April 28, 2023 on a monthly basis up to September 28, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of units) (“Extension”) approved by the stockholders of the Company on March 28, 2023, extending the combination period until May 28, 2023. The Seventh Restated Extension Note constitutes an aggregate of the first, second, third, fourth, fifth, sixth, seventh and eighth monthly contributions as previously disclosed in the Company’s Definitive Proxy Statement.

As previously disclosed, on September 26, 2022, the Company issued an unsecured convertible promissory note to the Sponsor, which was subsequently amended and restated on October 26, 2022, November 28, 2022, December 27, 2022, January 25, 2023, February 27, 2023, and March 30, 2023 (the “Working Capital Note”), for a collective principal amount of $805,000.00. On April 27, 2023, the Company further amended and restated the Working Capital Note (the “Seventh Restated Working Capital Note”) to reflect an additional principal amount of $65,000 extended by the Sponsor to the Company for a collective principal amount under the Seventh Restated Working Capital Note of $870,000. The Seventh Restated Working Capital Note was issued to provide the Company with additional working capital during the Extension and will not be deposited into the Trust Account. The Company issued the Seventh Restated Working Capital Note in consideration for an additional loan from the Sponsor to fund the Company’s working capital requirements. The Seventh Restated Working Capital Note is convertible at the Sponsor’s election upon the consummation of the initial business combination. Upon such election, the convertible note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

The Seventh Restated Extension Note and Seventh Restated Working Capital Note bear no interest and are repayable in full upon the consummation of a business combination by the Company, except that the Seventh Restated Working Capital Note may be converted, at the sole election of our Sponsor, into units of the Company at the consummation of the Company’s initial business combination.

A copy of each of the Seventh Restated Extension Note and Seventh Restated Working Capital Note is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure as set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirely by reference to each such Note.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 87,000 private placement units of the Company would be issued if the entire principal balance of the Sixth Restated Working Capital Note is converted. Each private placement unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one redeemable warrant. The warrants constituting a part of the private placement units would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the convertible promissory note, as it was issued to a sophisticated investor without a view to distribution and was not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

10.1	Seventh Amended and Restated Promissory Note for Extension Payment

10.2	Seventh Amended and Restated Promissory Note for Working Capital

99.1	Press Release, dated April 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2023

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer, President, Secretary, and Director